Exhibit 99.1

PRESS RELEASE

For Immediate Release

CSG SYSTEMS INTERNATIONAL REPORTS RESULTS

FOR SECOND QUARTER 2014

Earnings Call Moved Up to Coincide with Today’s Call on Comcast Contract Expansion

ENGLEWOOD, COLO. (July 31, 2014) — CSG Systems International, Inc. (Nasdaq: CSGS), a leading global provider of interactive transaction-driven solutions and services, today reported results for the quarter ended June 30, 2014.

Key Financial Highlights:

•	Second quarter 2014 results:

•	Total revenues were $184.6 million.

•	Non-GAAP operating income was $29.8 million, or 16.1% of total revenues and GAAP operating income was $21.8 million, or 11.8% of total revenues.

•	Non-GAAP earnings per diluted share (EPS) was $0.52. GAAP EPS was $0.28.

•	Cash flows from operations for the quarter were $24.8 million.

•	CSG increased its quarterly cash dividend by five percent to $0.1575 per share of common stock, which was paid to shareholders on June 26, 2014 for a total of approximately $5 million.

•	CSG signed a multi-year agreement with MTN South Africa to provide the end-to-end management of MTN’s wholesale billing and business service platforms.

•	CSG signed a multi-year agreement with one of the largest mobile operators in the world to roll out the Singleview platform to 10 countries in Africa as part of a larger modernization effort.

•	After the quarter, the company expanded and extended its contract with Comcast Cable through June 30, 2019. The expanded contract provides a framework and financial incentives for Comcast to standardize and streamline all of its current and future residential customer accounts onto the CSG billing platform.

“Over the past several months, we have continued to get broader and deeper in our clients’ operations by working side-by-side with them, understanding their pain points, helping them solve business problems and grow their revenues and profits,” said Peter Kalan, chief executive officer and president for CSG International. “We believe that by delivering on your promises, investing in your people, your products and your client relationships, and focusing your development efforts on helping your clients evolve and grow, that you create long-term value for your employees, your clients and your shareholders.”

CSG Systems International, Inc.

July 31, 2014

Financial Overview (unaudited)

(in thousands, except per share amounts and percentages):

	Quarter Ended June 30,			Six Months Ended June 30,
	2014	2013	Percent Change	2014	2013	Percent Change
Revenues	$184,558	$186,107	(1)%	$372,586	$366,739	2%
Non-GAAP Results:
Operating Income	$29,794	$30,362	(2)%	$59,699	$58,010	3%
Operating Income Margin	16.1%	16.3%	—	16.0%	15.8%	—
EPS	$0.52	$0.57	(9)%	$1.03	$1.05	(2)%
GAAP Results:
Operating Income	$21,820	$21,681	1%	$42,734	$39,716	8%
Operating Income Margin	11.8%	11.6%	—	11.5%	10.8%	—
EPS	$0.28	$0.37	(24)%	$0.57	$0.83	(31)%

For additional information and reconciliations regarding CSG’s use of non-GAAP financial measures, please refer to the attached Exhibit 2 and the Investor Relations section of CSG’s website at www.csgi.com.

Results of Operations

Revenues: Total revenues for the second quarter of 2014 were $184.6 million, a 1% decrease when compared to revenues of $186.1 million for the second quarter of 2013, and a 2% decrease when compared to the $188.0 million for the first quarter of 2014. The year-over-year decrease in revenues is mainly due to the two business divestitures completed in the second half of 2013, offset to a certain degree by strong processing revenues from continued growth in several of our ancillary products and services. The sequential quarterly decrease is due to a strong first quarter of processing revenues, driven in large part by special project work.

Non-GAAP Results: Non-GAAP operating income for the second quarter of 2014 was $29.8 million, or 16.1% of total revenues, compared to $30.4 million, or 16.3%, for the second quarter of 2013. Non-GAAP operating income for the first quarter of 2014 was $29.9 million, or 15.9% of total revenues.

Non-GAAP EPS for the second quarter of 2014 was $0.52, compared to non-GAAP EPS of $0.57 for the second quarter of 2013, and $0.52 for the first quarter of 2014.

GAAP Results: GAAP operating income for the second quarter of 2014 was $21.8 million, or 11.8% of total revenues, compared to $21.7 million, or 11.6%, for the same period in 2013.

GAAP EPS for the second quarter of 2014 was $0.28, compared to $0.37 for the second quarter of 2013. GAAP EPS for the second quarter of 2014 was negatively impacted by a higher effective income tax rate, which negatively impacted GAAP EPS by $0.06 per diluted share.

CSG Systems International, Inc.

July 31, 2014

Balance Sheet and Cash Flows

Balance Sheet: Certain key balance sheet items as of the indicated dates are as follows (in thousands):

	June 30, 2014	March 31, 2014	December 31, 2013
Cash, cash equivalents, and short-term investments	$189,583	$183,012	$210,837
Net billed trade accounts receivable (1)	191,615	195,736	178,511
Total long-term debt:
Par value	$277,500	$281,250	$285,000
Unamortized OID	(17,116)	(18,547)	(19,950)

Net debt carrying amount	$260,384	$262,703	$265,050

(1)	The increases in trade accounts receivable at June 30, 2014 and March 31, 2014, from December 31, 2013, are primarily related to the timing around certain monthly customer payments.

Cash Flows: Certain key operating cash flow items for the indicated quarters then ended are as follows (in thousands):

	June 30, 2014	March 31, 2014	June 30, 2013
Cash Flows from Operating Activities:
Operations	$24,804	$27,983	$31,308
Changes in operating assets and liabilities (2)	43	(36,561)	7,494

Net cash provided by (used in) operating activities	$24,847	$(8,578)	$38,802

Cash Flows from Investing Activities:
Purchases of property and equipment	$(6,697)	$(4,499)	$(6,633)
Cash Flows from Financing Activities:
Dividend payments	$(5,160)	$(5,162)	$—
Repurchase of common stock under stock repurchase program	—	—	(3,490)
Payments on long-term debt	(3,750)	(3,750)	(3,750)

(2)	Cash flows from operating activities for the quarter ended March 31, 2014 reflect the negative impact of the following timing items on working capital for the quarter: (i) the increase in the accounts receivable balance discussed above; and (ii) the payment of 2013 year-end accrued employee incentive compensation.

2014 Financial Guidance

CSG is maintaining its revenue and non-GAAP financial guidance for the full year 2014, while revising its GAAP EPS and cash flows from operating activities guidance primarily associated with CSG’s restructuring of its Content Direct management programs and incentives in the third quarter of 2014 to align its investment across CSG’s offerings. CSG’s financial guidance for the full year 2014 is as follows:

	As of July 31, 2014	Previous
Revenues	$745 - $770 million (maintained)	$745 - $770 million
Non-GAAP EPS	$2.05 - $2.17 (maintained)	$2.05 - $2.17
GAAP EPS	$1.02 to $1.12 (revised)	$1.31 - $1.41
Non-GAAP Adjusted EBITDA	$152 - $158 million (maintained)	$152 - $158 million
Cash flows from operating activities	$100 - $110 million (revised)	$110 - $120 million

CSG Systems International, Inc.

July 31, 2014

For additional information and reconciliations regarding CSG’s use of non-GAAP financial measures, please refer to the attached Exhibit 2 and the Investor Relations section of CSG’s website at www.csgi.com.

Conference Call

CSG will host a conference call on July 31, 2014, at 5:00 p.m. ET, to discuss CSG’s second quarter results for 2014 and the expanded Comcast agreement. The call will be carried live and archived on the Internet. A link to the conference call is available at http://ir.csgi.com. In addition, to reach the conference by phone, dial (888) 287-5563 and ask the operator for the CSG International conference call and Liz Bauer, chairperson. A replay of the conference call will also be available until 6:00 p.m. ET on August 30, 2014, and can be accessed by calling 1-888-203-1112 and access code of 6899300.

Additional Information

For information about CSG, please visit CSG’s web site at www.csgi.com. Additional information can be found in the Investor Relations section of the web site.

About CSG International

CSG Systems International, Inc. (NASDAQ: CSGS) is a market-leading business support solutions and services company serving the majority of the top 100 global communications service providers, including leaders in fixed, mobile and next-generation networks such as AT&T, Comcast, DISH, Orange, Reliance, SingTel Optus, Telecom New Zealand, Telefonica, Time Warner Cable, T-Mobile, Verizon, Vivo and Vodafone. With over 30 years of experience and expertise in voice, video, data and content services, CSG International offers a broad portfolio of licensed and Software-as-a-Service (SaaS)-based products and solutions that help clients compete more effectively, improve business operations and deliver a more impactful customer experience across a variety of touch points. For more information, visit our website at www.csgi.com.

Forward-Looking Statements

This news release contains forward-looking statements as defined under the Securities Act of 1933, as amended, that are based on assumptions about a number of important factors and involve risks and uncertainties that could cause actual results to differ materially from what appears in this news release. Some of these key factors include, but are not limited to the following items:

•	CSG derives over forty percent of its revenues from its three largest clients;

•	Continued market acceptance of CSG’s products and services;

•	Timing and success of previously announced client customer account migrations to CSG’s billing platform;

•	CSG’s ability to continuously develop and enhance products in a timely, cost-effective, technically-advanced and competitive manner;

•	CSG’s ability to deliver its solutions in a timely fashion within budget, particularly large and complex software implementations;

•	CSG’s dependency on the global telecommunications industry, and in particular, the North American telecommunications industry;

•	CSG’s ability to meet its financial expectations as a result of increased dependency on software sales, which are subject to greater volatility;

•	Increasing competition in CSG’s market from companies of greater size and with broader presence in the communications sector;

•	CSG’s ability to successfully integrate and manage acquired businesses or assets to achieve expected strategic, operating and financial goals;

CSG Systems International, Inc.

July 31, 2014

•	CSG’s ability to protect its intellectual property rights;

•	CSG’s ability to maintain a reliable, secure computing environment;

•	CSG’s ability to conduct business in the international marketplace;

•	CSG’s ability to comply with applicable U.S. and International laws and regulations; and

•	Fluctuations in credit market conditions, general global economic and political conditions, and foreign currency exchange rates.

This list is not exhaustive and readers are encouraged to review the additional risks and important factors described in CSG’s reports on Forms 10-K and 10-Q and other filings made with the SEC.

For more information, contact:

Liz Bauer, Senior Vice President of Investor Relations & Strategic Communications

(303) 804-4065

E-mail: liz.bauer@csgi.com

CSG Systems International, Inc.

July 31, 2014

CSG SYSTEMS INTERNATIONAL, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS-UNAUDITED

(in thousands, except per share amounts)

	June 30, 2014	December 31, 2013
ASSETS
Current assets:
Cash and cash equivalents	$86,122	$82,686
Short-term investments	103,461	128,151

Total cash, cash equivalents, and short-term investments	189,583	210,837
Trade accounts receivable:
Billed, net of allowance of $2,798 and $2,359	191,615	178,511
Unbilled	39,592	38,365
Deferred income taxes	11,445	15,085
Income taxes receivable	7,640	3,815
Other current assets	35,105	28,762

Total current assets	474,980	475,375

Non-current assets:
Property and equipment, net of depreciation of $135,345 and $129,522	35,711	35,061
Software, net of amortization of $83,146 and $77,504	46,434	43,565
Goodwill	236,788	233,599
Client contracts, net of amortization of $85,759 and $75,382	49,436	55,191
Deferred income taxes	7,950	7,447
Income taxes receivable	1,833	1,930
Other assets	17,658	16,812

Total non-current assets	395,810	393,605

Total assets	$870,790	$868,980

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current maturities of long-term debt	$18,750	$15,000
Client deposits	32,445	30,431
Trade accounts payable	36,306	33,376
Accrued employee compensation	42,974	58,434
Deferred revenue	50,377	47,131
Income taxes payable	2,273	2,814
Other current liabilities	21,615	19,620

Total current liabilities	204,740	206,806

Non-current liabilities:
Long-term debt, net of unamortized original issue discount of $17,116 and $19,950	241,634	250,050
Deferred revenue	7,363	9,221
Income taxes payable	1,613	1,909
Deferred income taxes	17,653	20,274
Other non-current liabilities	14,957	14,616

Total non-current liabilities	283,220	296,070

Total liabilities	487,960	502,876

Stockholders’ equity:
Preferred stock, par value $.01 per share; 10,000 shares authorized; zero shares issued and outstanding	—	—
Common stock, par value $.01 per share; 100,000 shares authorized; 34,092 shares and 33,745 shares outstanding	661	658
Additional paid-in capital	477,053	473,190
Treasury stock, at cost, 32,030 and 32,030 shares	(738,372)	(738,372)
Accumulated other comprehensive income (loss):
Unrealized gain on short-term investments, net of tax	51	41
Unrealized loss on change in fair value of interest rate swaps, net of tax	—	(98)
Cumulative foreign currency translation adjustments	5,749	1,674
Accumulated earnings	637,688	629,011

Total stockholders’ equity	382,830	366,104

Total liabilities and stockholders’ equity	$870,790	$868,980

CSG Systems International, Inc.

July 31, 2014

CSG SYSTEMS INTERNATIONAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME-UNAUDITED

(in thousands, except per share amounts)

	Quarter Ended		Six Months Ended
	June 30, 2014	June 30, 2013	June 30, 2014	June 30, 2013
Revenues:
Processing and related services	$136,357	$131,184	$278,715	$265,818
Software and services	25,618	31,391	50,474	56,755
Maintenance	22,583	23,532	43,397	44,166

Total revenues	184,558	186,107	372,586	366,739

Cost of revenues (exclusive of depreciation, shown separately below):
Processing and related services	67,364	62,964	135,791	124,541
Software and services	17,871	22,506	43,191	43,945
Maintenance	8,447	9,288	16,804	19,626

Total cost of revenues	93,682	94,758	195,786	188,112
Other operating expenses:
Research and development	26,437	27,548	51,444	56,093
Selling, general and administrative	39,140	37,388	74,439	72,185
Depreciation	3,440	4,770	6,926	9,770
Restructuring charges	39	(38)	1,257	863

Total operating expenses	162,738	164,426	329,852	327,023

Operating income	21,820	21,681	42,734	39,716

Other income (expense):
Interest expense	(2,546)	(3,180)	(5,318)	(6,109)
Amortization of original issue discount	(1,430)	(1,325)	(2,834)	(2,624)
Interest and investment income, net	225	188	438	343
Other, net	(328)	1,498	(277)	1,080

Total other	(4,079)	(2,819)	(7,991)	(7,310)

Income before income taxes	17,741	18,862	34,743	32,406
Income tax provision	(8,338)	(6,790)	(15,649)	(5,436)

Net income	$9,403	$12,072	$19,094	$26,970

Weighted-average shares outstanding:
Basic	32,619	32,125	32,469	32,129
Diluted	33,543	32,439	33,789	32,483
Earnings per common share:
Basic	$0.29	$0.38	$0.59	$0.84
Diluted	0.28	0.37	0.57	0.83
Cash dividends declared per common share	$0.1575	$0.1500	$0.3075	$0.1500

CSG Systems International, Inc.

July 31, 2014

CSG SYSTEMS INTERNATIONAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS-UNAUDITED

(in thousands)

	Six Months Ended
	June 30, 2014	June 30, 2013
Cash flows from operating activities:
Net income	$19,094	$26,970
Adjustments to reconcile net income to net cash provided by operating activities -
Depreciation	6,926	9,770
Amortization	16,924	18,757
Amortization of original issue discount	2,834	2,624
Loss on short-term investments and other	735	998
Gain on disposition of business operations	(222)	—
Deferred income taxes	766	6,533
Excess tax benefit of stock-based compensation awards	(1,984)	(542)
Stock-based employee compensation	7,714	7,518

Subtotal	52,787	72,628
Changes in operating assets and liabilities:
Trade accounts receivable, net	(13,457)	10,382
Other current and non-current assets	(8,987)	(8,367)
Income taxes payable/receivable	(2,512)	(4,178)
Trade accounts payable and accrued liabilities	(12,353)	(16,763)
Deferred revenue	791	7,644

Net cash provided by operating activities	16,269	61,346

Cash flows from investing activities:
Purchases of property and equipment	(11,196)	(11,125)
Purchases of short-term investments	(85,014)	(98,883)
Proceeds from sale/maturity of short-term investments	109,138	41,361
Acquisition of and investments in client contracts	(3,296)	(3,808)
Proceeds from the disposition of business operations	630	—

Net cash provided by (used in) investing activities	10,262	(72,455)

Cash flows from financing activities:
Proceeds from issuance of common stock	661	921
Payment of cash dividends	(10,322)	—
Repurchase of common stock	(6,584)	(14,883)
Payments on acquired equipment financing	(1,097)	(1,894)
Payments on long-term debt	(7,500)	(7,500)
Excess tax benefit of stock-based compensation awards	1,984	542

Net cash used in financing activities	(22,858)	(22,814)

Effect of exchange rate fluctuations on cash	(237)	(2,975)

Net increase (decrease) in cash and cash equivalents	3,436	(36,898)
Cash and cash equivalents, beginning of period	82,686	133,747

Cash and cash equivalents, end of period	$86,122	$96,849

Supplemental disclosures of cash flow information:
Net cash paid during the period for -
Interest	$4,211	$4,770
Income taxes	17,075	2,306
Non-cash financing activity -
Cash dividend payable	—	5,069

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July 31, 2014

EXHIBIT 1

CSG SYSTEMS INTERNATIONAL, INC.

SUPPLEMENTAL REVENUE ANALYSIS

Revenues by Geography

	Quarter Ended June 30, 2014	Quarter Ended March 31, 2014	Quarter Ended June 30, 2013
Americas	85%	86%	85%
Europe, Middle East and Africa	11%	10%	9%
Asia Pacific	4%	4%	6%
Total Revenues	100%	100%	100%

Revenues by Significant Customers: 10% or more of Revenues

	Quarter Ended June 30, 2014	Quarter Ended March 31, 2014	Quarter Ended June 30, 2013
Comcast	21%	21%	18%
DISH	16%	15%	15%
Time Warner	11%	11%	10%

ACP Customer Accounts (in thousands, at end of period)

	June 30, 2014	March 31, 2014	June 30, 2013
Cable/Satellite Customer Accounts	49,891	49,811	49,072

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July 31, 2014

EXHIBIT 2

CSG SYSTEMS INTERNATIONAL, INC.

DISCLOSURES FOR NON-GAAP FINANCIAL MEASURES

Use of Non-GAAP Financial Measures and Limitations

To supplement its condensed consolidated financial statements presented in accordance with generally accepted accounting principles (GAAP), CSG uses non-GAAP operating income, non-GAAP EPS, non-GAAP adjusted EBITDA, and non-GAAP free cash flow. CSG believes that these non-GAAP financial measures, when reviewed in conjunction with its GAAP financial measures, provide investors with greater transparency to the information used by CSG’s management in its financial and operational decision making. CSG uses these non-GAAP financial measures for the following purposes:

•	Certain internal financial planning, reporting, and analysis;

•	Forecasting and budgeting;

•	Certain management compensation incentives; and

•	Communications with CSG’s Board of Directors, stockholders, financial analysts, and investors.

These non-GAAP financial measures are provided with the intent of providing investors with the following information:

•	A more complete understanding of CSG’s underlying operational results, trends, and cash generating capabilities;

•	Consistency and comparability with CSG’s historical financial results; and

•	Comparability to similar companies, many of which present similar non-GAAP financial measures to investors.

Non-GAAP financial measures are not measures of performance under GAAP, and therefore should not be considered in isolation or as a substitute for GAAP financial information. Limitations with the use of non-GAAP financial measures include the following items:

•	Non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles;

•	The way in which CSG calculates non-GAAP financial measures may differ from the way in which other companies calculate similar non-GAAP financial measures;

•	Non-GAAP financial measures do not include all items of income and expense that affect CSG’s operations and that are required by GAAP to be included in financial statements;

•	Certain adjustments to CSG’s non-GAAP financial measures result in the exclusion of items that are recurring and will be reflected in CSG’s financial statements in future periods; and

•	Certain charges excluded from CSG’s non-GAAP financial measures are cash expenses, and therefore do impact CSG’s cash position.

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July 31, 2014

CSG compensates for these limitations by relying primarily on its GAAP results and using non-GAAP financial measures as a supplement only. Additionally, CSG provides specific information regarding the treatment of GAAP amounts considered in preparing the non-GAAP financial measures and reconciles each non-GAAP financial measure to the most directly comparable GAAP measure.

Non-GAAP Financial Measures: Basis of Presentation

The table below outlines the exclusions from CSG’s non-GAAP financial measures:

Non-GAAP Exclusions	Operating Income	EPS
Restructuring charges	X	X
Acquisition-related charges	X	X
Stock-based compensation	X	X
Amortization of acquired intangible assets	X	X
Amortization of original issue discount (“OID”)	—	X
Unusual income tax matters	—	X

CSG believes that excluding certain items in calculating its non-GAAP financial measures provides meaningful supplemental information regarding CSG’s performance and these items are excluded for the following reasons:

•	Restructuring charges are infrequent expenses that result from cost reduction initiatives and/or significant changes to CSG’s business, to include such things as involuntary employee terminations, changes in management structure, divestitures of businesses, facility consolidations and abandonments, and fundamental reorganizations impacting operational focus and direction. These charges are not considered reflective of CSG’s recurring core business operating results. The exclusion of these items in calculating CSG’s non-GAAP financial measures allows management and investors an additional means to compare CSG’s current financial results with historical and future periods.

•	Acquisition-related charges relate to direct and incremental expenses related to business acquisitions, and thus, are not considered reflective of CSG’s recurring core business operating results. These charges typically include expenses related to legal, accounting, and other professional services. The exclusion of these charges in calculating CSG’s non-GAAP financial measures allows management and investors an additional means to compare CSG’s current financial results with historical and future periods.

•	Stock-based compensation results from CSG’s issuance of equity awards to its employees under incentive compensation programs. The amount of this incentive compensation in any period is not generally linked to the level of performance by employees or CSG, but instead is more dependent on CSG’s stock price at the date the equity award is granted, and the employee service period over which the equity awards vest. The exclusion of these expenses in calculating CSG’s non-GAAP financial measures allows management and investors an additional means to evaluate the non-cash expense related to compensation included in CSG’s results of operations, and therefore, the exclusion of this item allows investors to further evaluate the cash generating capabilities of CSG’s business.

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July 31, 2014

•	Amortization of acquired intangible assets is the result of business acquisitions. A portion of the purchase price in an acquisition is allocated to acquired intangible assets (e.g., software, client relationships, etc.), which are then amortized to expense over their estimated useful lives. This annual amortization expense is generally unchanged from the initial estimates, regardless of performance of the acquired business in any one period. Also, the value assigned to acquired intangible assets in a business combination is based on various estimates and valuation techniques, and does not necessarily represent the costs CSG would incur to develop such capabilities internally. Additionally, amortization of acquired intangible assets can be inconsistent in amount and frequency, and can be significantly affected by the timing and size of an acquisition. The exclusion of these expenses in calculating CSG’s non-GAAP financial measures allows management and investors an additional means to evaluate the non-cash expense related to acquisitions included in CSG’s results of operations, and therefore, the exclusion of this item allows investors to further evaluate the cash generating capabilities of CSG’s business.

•	The convertible debt securities OID is the result of allocating a portion of the principal balance of the debt at issuance to the equity component of the instrument, as required under current accounting rules. This OID is then amortized to interest expense over the life of the respective convertible debt instrument. The interest expense related to the amortization of the OID is a non-cash expense, and therefore, the exclusion of this item allows investors to further evaluate the cash interest costs of CSG’s convertible debt securities for cash flow, liquidity, and debt service purposes.

•	Unusual items within CSG’s quarterly and/or annual income tax expense can occur from such things as income tax accounting timing matters, income taxes related to unusual events, or as a result of different treatment of certain items for book accounting and income tax purposes. Consideration of such items in calculating CSG’s non-GAAP financial measures allows management and investors an additional means to compare CSG’s current financial results with historical and future periods.

CSG also reports non-GAAP adjusted EBITDA and non-GAAP free cash flow. Management believes non-GAAP adjusted EBITDA is a useful measure to investors in evaluating CSG’s operating performance, liquidity, debt servicing capabilities, and enterprise valuation. CSG defines non-GAAP adjusted EBITDA as income before interest, income taxes, depreciation, amortization, stock-based compensation, foreign currency transaction adjustments, and unusual items, such as restructuring charges, as discussed above. Additionally, management uses non-GAAP free cash flow, among other measures, to assess its financial performance and cash generating capabilities, and believes that it is useful to investors because it shows CSG’s cash available to service debt, make strategic acquisitions and investments, repurchase its common stock, pay cash dividends, and fund ongoing operations. CSG defines non-GAAP free cash flow as net cash flows from operating activities less the purchases of property and equipment.

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July 31, 2014

Non-GAAP Financial Measures

Non-GAAP Operating Income:

The reconciliations of GAAP operating income to non-GAAP operating income for the indicated periods are as follows (in thousands, except percentages):

	Quarter Ended June 30, 2014		Quarter Ended June 30, 2013
	Amounts	% of Revenues	Amounts	% of Revenues
GAAP operating income	$21,820	11.8%	$21,681	11.6%
Restructuring charges	39	0.0%	(38)	(0.0)%
Stock-based compensation	3,931	2.1%	3,908	2.1%
Amortization of acquired intangible assets	4,004	2.2%	4,811	2.6%

Non-GAAP operating income	$29,794	16.1%	$30,362	16.3%

	Six Months Ended June 30, 2014		Six Months Ended June 30, 2013
	Amounts	% of Revenues	Amounts	% of Revenues
GAAP operating income	$42,734	11.5%	$39,716	10.8%
Restructuring charges	1,257	0.3%	863	0.2%
Stock-based compensation	7,714	2.1%	7,518	2.1%
Amortization of acquired intangible assets	7,994	2.1%	9,913	2.7%

Non-GAAP operating income	$59,699	16.0%	$58,010	15.8%

Non-GAAP EPS:

The reconciliations of GAAP EPS to non-GAAP EPS for the indicated periods are as follows (in thousands, except per share amounts):

	Quarter Ended June 30, 2014		Quarter Ended June 30, 2013
	Pretax Amount (1)	EPS (3)	Pretax Amount (1)	EPS (4)
GAAP income before income taxes	$17,741	$0.28	$18,862	$0.37
Restructuring charges	39		(38)
Stock-based compensation	3,931		3,908
Amortization of acquired intangible assets	4,004		4,811
Amortization of OID	1,430		1,325

Non-GAAP income before income taxes (2)	$27,145	$0.52	$28,868	$0.57

CSG Systems International, Inc.

July 31, 2014

	Six Months Ended June 30, 2014		Six Months Ended June 30, 2013
	Pretax Amount (1)	EPS (3)	Pretax Amount (1)	EPS (4)
GAAP income before income taxes	$34,743	$0.57	$32,406	$0.83
Restructuring charges	1,257		863
Stock-based compensation	7,714		7,518
Amortization of acquired intangible assets	7,994		9,913
Amortization of OID	2,834		2,624

Non-GAAP income before income taxes (2)	$54,542	$1.03	$53,324	$1.05

(1)	These items (on a pretax basis) are calculated in accordance with GAAP, and are reflected as part of the results of operations in the accompanying Unaudited Condensed Consolidated Statements of Income.
(2)	Non-GAAP EPS is calculated by taking the non-GAAP income before income taxes and deducting from this amount non-GAAP income taxes calculated by using the non-GAAP effective income tax rate for the period, and then dividing the result of this calculation by the outstanding diluted shares for the period.
(3)	For the second quarter and six months ended June 30, 2014, the GAAP effective income tax rate was 47% and 45%, respectively, the non-GAAP effective income tax rate was approximately 36% for both periods, and the outstanding diluted shares were 33.5 million and 33.8 million, respectively. The difference between the GAAP and the non-GAAP effective income tax rates relates primarily to the timing of the 2014 R&D tax credit legislation. The anticipated quarterly benefit of the credits is included for non-GAAP purposes, but cannot be reflected for GAAP purposes until the legislation is actually passed.
(4)	For the second quarter and six months ended June 30, 2013, the GAAP effective income tax rate was 36% and 17%, respectively, the non-GAAP effective income tax rate was approximately 36% for both periods, and the outstanding diluted shares were 32.4 million and 32.5 million, respectively. The difference between the GAAP and the non-GAAP effective income tax rates for the six months ended June 30, 2013 is primarily due to the recognition of the 2012 R&D tax credits of approximately $6 million, or approximately $0.18 per diluted share, in the first quarter of 2013. These credits were recognized for GAAP purposes in the first quarter of 2013 since the credit legislation was passed by Congress in January 2013. The effective income tax rate for non-GAAP purposes of approximately 36% for the six months ended June 30, 2013 excludes the impact of these tax credits, as they were reflected in the 2012 non-GAAP effective income tax rate.

CSG Systems International, Inc.

July 31, 2014

Non-GAAP Adjusted EBITDA:

CSG’s calculation of non-GAAP adjusted EBITDA and the reconciliation of CSG’s non-GAAP adjusted EBITDA measure to net income and cash flows from operating activities are provided below for the indicated periods (in thousands, except percentages):

	Quarter Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
GAAP operating income	$21,820	$21,681	$42,734	$39,716
Restructuring charges	39	(38)	1,257	863
Depreciation	3,440	4,770	6,926	9,770
Amortization of acquired intangible assets (5)	4,004	4,811	7,994	9,913
Amortization of other intangible assets (5)	3,745	3,598	7,752	7,614
Stock-based compensation	3,931	3,908	7,714	7,518

Adjusted EBITDA	$36,979	$38,730	$74,377	$75,394

Adjusted EBITDA as a percentage of revenues	20%	21%	20%	21%

	Quarter Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Net income	$9,403	$12,072	$19,094	$26,970
Interest expense (6)	2,546	3,180	5,318	6,109
Amortization of OID	1,430	1,325	2,834	2,624
Interest and investment income and other, net	103	(1,686)	(161)	(1,423)
Income tax provision	8,338	6,790	15,649	5,436
Depreciation	3,440	4,770	6,926	9,770
Amortization of acquired intangible assets (5)	4,004	4,811	7,994	9,913
Amortization of other intangible assets (5)	3,745	3,598	7,752	7,614
Stock-based compensation	3,931	3,908	7,714	7,518
Restructuring charges	39	(38)	1,257	863

Adjusted EBITDA	$36,979	$38,730	$74,377	$75,394

	Quarter Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Cash flows from operating activities	$24,847	$38,802	$16,269	$61,346
Income tax provision	8,338	6,790	15,649	5,436
Changes in operating assets and liabilities and deferred taxes	1,963	(7,580)	35,752	4,749
Interest expense (6)	2,546	3,180	5,318	6,109
Interest and investment income and other, net	103	(1,686)	(161)	(1,423)
Restructuring charges	39	(38)	1,257	(19)
Other	(857)	(738)	293	(804)

Adjusted EBITDA	$36,979	$38,730	$74,377	$75,394

CSG Systems International, Inc.

July 31, 2014

(5)	Amortization on the statement of cash flows is made up of the following items for the indicated periods (in thousands):

	Quarter Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Amortization of acquired intangible assets	$4,004	$4,811	$7,994	$9,913
Amortization of other intangible assets	3,745	3,598	7,752	7,614
Amortization of deferred financing costs	585	612	1,178	1,230

Total amortization	$8,334	$9,021	$16,924	$18,757

(6)	Interest expense includes amortization of deferred financing costs as provided in Note 5 above.

Non-GAAP Free Cash Flow:

CSG’s calculation of non-GAAP free cash flow and the reconciliation of CSG’s non-GAAP free cash flow measure to cash flows from operating activities are provided below for the indicated periods (in thousands):

	Quarter Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Cash flows from operating activities	$24,847	$38,802	$16,269	$61,346
Purchases of property and equipment	(6,697)	(6,633)	(11,196)	(11,125)

Non-GAAP free cash flow	$18,150	$32,169	$5,073	$50,221

Non-GAAP Financial Measures – 2014 Financial Guidance

Non-GAAP Operating Income Margin:

The reconciliation of GAAP operating income margin to non-GAAP operating income margin, as included in CSG’s 2014 full year financial guidance, is as follows:

2014 Guidance
GAAP operating income margin	11.0%
Restructuring charges (7)	1.0%
Stock-based compensation (8)	2.5%
Amortization of acquired intangible assets (9)	2.0%

Non-GAAP operating income margin (“approximately 16.5%”)	16.5%

(7)	This represents the pretax impact of restructuring charges of an estimated $9 million, primarily related to CSG’s restructuring of its Content Direct management program and incentives in the third quarter of 2014 to align its investment across CSG’s offerings, on CSG’s operating income margin as a percentage of the midpoint of 2014 revenue guidance.
(8)	This represents the pretax impact of stock-based compensation expense of an estimated $18 million on CSG’s operating income margin as a percentage of the midpoint of 2014 revenue guidance.
(9)	This represents the pretax impact of amortization of acquired intangible assets expense of an estimated $16 million on CSG’s operating income margin as a percentage of the midpoint of 2014 revenue guidance.

CSG Systems International, Inc.

July 31, 2014

Non-GAAP EPS:

The reconciliation of GAAP EPS to non-GAAP EPS as included in CSG’s 2014 full year financial guidance is as follows (in thousands, except per share amounts):

	2014 Guidance Range
	Low Range		High Range
	Pretax Amount (10)	EPS (12)	Pretax Amount (10)	EPS (12)
GAAP income before income taxes	$63,000	$1.02	$68,000	$1.12
Restructuring charges	9,000		9,000
Stock-based compensation	18,000		18,000
Amortization of acquired intangible assets	16,000		16,000
Amortization of OID	6,000		6,000

Non-GAAP income before income taxes (11)	$112,000	$2.05	$117,000	$2.17

(10)	These items (on a pretax basis) are calculated in accordance with GAAP, and will be reflected as part of the results of operations in CSG’s Unaudited Condensed Consolidated Statements of Income.
(11)	Non-GAAP EPS is calculated by taking the non-GAAP income before income taxes and deducting from this amount non-GAAP income taxes calculated by using the non-GAAP effective income tax rate for the period, and then dividing the result of this calculation by the outstanding diluted shares for the period.
(12)	For 2014, the estimated effective income tax rate for non-GAAP purposes is expected to be approximately 36%-37%, which assumes Congress will approve the 2014 R&D income tax credit legislation prior to the end of 2014. The weighted-average diluted shares outstanding are expected to be 34.1 million.

Non-GAAP Adjusted EBITDA:

CSG’s calculation of non-GAAP adjusted EBITDA and the reconciliation of CSG’s non-GAAP adjusted EBITDA measure to net income and cash flows from operations are provided below for CSG’s 2014 full year financial guidance at the mid-point (in thousands, except percentages):

2014
GAAP operating income	$81,000
Restructuring charges	9,000
Depreciation	16,000
Amortization of acquired intangible assets	16,000
Amortization of other intangible assets	15,000
Stock-based compensation	18,000

Non-GAAP Adjusted EBITDA	$155,000

Non-GAAP Adjusted EBITDA as a percentage of revenues	21%

CSG Systems International, Inc.

July 31, 2014

2014
Net income	$37,000
Interest expense	10,000
Interest and investment income and other, net	(1,000)
Amortization of OID	6,000
Income tax provision	29,000
Depreciation	16,000
Amortization of acquired of intangible assets	16,000
Amortization of other intangible assets	15,000
Stock-based compensation	18,000
Restructuring charges	9,000

Non-GAAP Adjusted EBITDA	$155,000

2014
Cash flows from operating activities (midpoint of guidance)	$105,000
Income tax provision	29,000
Interest and investment income and other, net	—
Changes in operating assets and liabilities and deferred taxes	2,000
Interest expense	10,000
Restructuring charges	9,000

Non-GAAP Adjusted EBITDA	$155,000

Non-GAAP Free Cash Flow:

CSG’s calculation of non-GAAP free cash flow and the reconciliation of CSG’s non-GAAP free cash flow measure to cash flows from operating activities is provided below for the indicated period (in thousands):

2014
Cash flows from operating activities (midpoint of guidance)	$105,000
Purchases of property and equipment	(30,000)

Non-GAAP free cash flow	$75,000